Exhibit 99.1

BioTime’s Subsidiary OncoCyte Corporation Expands Cancer Programs with $10 Million Equity Financing

Capital to be utilized in advancing the development of novel cancer diagnostic and therapeutic products

ALAMEDA, Calif.--(BUSINESS WIRE)--August 24, 2011--BioTime, Inc. (NYSE Amex:BTX), a biotechnology company that develops and markets products in the field of regenerative medicine, today announced its majority-owned subsidiary OncoCyte Corporation (OncoCyte) has received a new round of equity financing to fund expansion of its development of novel proprietary diagnostics and therapeutics for cancer in humans. The financing included $4 million in cash ($3 million from an outside investor and $1 million from BioTime) combined with $6 million of BioTime common shares.

OncoCyte’s mission is to develop novel products for the diagnosis and treatment of cancer based on embryonic stem cell-derived technology in order to improve both the quality and length of life of cancer patients. OncoCyte’s molecular diagnostics division is developing products that may provide for earlier detection and more effective treatment of numerous cancers. The total annual market for next generation cancer diagnostics is said to be growing at the rate of 47% annually, with a forecast global market size of over $5 billion dollars in 2015. Genomic–based tests are expected to dominate this market. The cancer therapeutic market was reported to be over $50 billion dollar worldwide in 2010 and represents the most rapidly growing segment of the pharmaceutical industry.

Utilizing its proprietary algorithms, OncoCyte has currently discovered and filed patent applications on over 100 novel cancer-associated genes. OncoCyte expects to use its new financing in part to expand its current patent portfolio of nine patent filings on these new genes and to advance the development and commercialization of resulting novel diagnostic and therapeutic products.

“Our research has demonstrated that many of the same genes associated with the normal growth of embryonic stem cells are abnormally reactivated by cancer cells,” said Joseph Wagner, Ph.D., Chief Executive Officer of OncoCyte Corp. “Using this logic, we have developed a discovery platform that has already identified numerous, previously unknown cancer-associated genes. We intend to use this platform to develop novel cancer diagnostic products that will address large unmet needs in the field of cancer detection and treatment. The near-term revenue opportunity of this product line is also a perfect complement to our ongoing stem cell-derived therapeutic development efforts.”

In addition to its diagnostic product line, OncoCyte is developing cellular therapeutics for cancer therapy that will take advantage of the unique biology of vascular endothelial precursor cells. The opportunities arising from recent stem cell advances in vascular biology encompass many potential therapeutic applications, including those for cancer, peripheral vascular disease, and cardiac disease. The goal of OncoCyte’s therapeutic research efforts is to derive vascular endothelial cells that can be engineered to deliver a toxic payload to the developing blood vessels of a tumor to specifically remove malignant tumors while not affecting nearby normal tissues in the body.

About OncoCyte Corporation

OncoCyte Corporation, a majority-owned privately-held subsidiary of BioTime, Inc. is headquartered in Alameda, California. OncoCyte’s mission is to develop novel products for the diagnosis and treatment of cancer based on embryonic stem cell-derived technology in order to improve both the quality and length of life of cancer patients. OncoCyte’s molecular diagnostics division is developing products that should provide for earlier detection and more effective treatment of numerous cancers. In addition to its diagnostic product line, OncoCyte is developing cellular therapeutics for cancer therapy that will take advantage of the unique biology of vascular endothelial precursor cells. Vascular biology encompasses many potential therapeutic applications, including those for cancer, peripheral vascular disease, and cardiac disease. The goal of our therapeutic research efforts in OncoCyte is to derive vascular endothelial cells that can be engineered to deliver a toxic payload to the developing blood vessels of a tumor to specifically remove malignant tumors while not affecting nearby normal tissues in the body. OncoCyte can be found on the web at www.oncocyte.com.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer, including using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Barbara JL Domingo, 510-521-3390 ext. 313
bdomingo@biotimemail.com
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com